EXHIBIT 99.1

                                                        Contact: Cathy Rebuffoni
                                                                    952-591-3335
                                                        crebuffoni@moneygram.com







        MONEYGRAM INTERNATIONAL, INC., ANNOUNCES SPIN-OFF FROM VIAD CORP;

         STOCK NOW TRADING ON NEW YORK STOCK EXCHANGE UNDER "MGI" TICKER



MINNEAPOLIS, Minn., July, 1 2004 - Today common stock for MoneyGram International, Inc. began trading regular way on the New York Stock Exchange under the "MGI" ticker following the company's spin-off from Viad Corp (NYSE:VVI) yesterday. MGI is now included on Standard & Poor's MidCap 400 index.

         Viad Corp previously announced its intention to spin off its Travelers Express payment services business as a separately traded company under the new corporate name of MoneyGram International, Inc. (MGI). The expected benefits for MGI include greater strategic focus and direct access to capital markets, among many other benefits.

         "We are very excited about our prospects as an independent company," said Phil Milne, MGI's president and chief executive officer. "We are committed to building value for our stockholders through expanding our core money transfer and official check businesses and by providing affordable, reliable and convenient payment services to consumers and our business partners."

         Milne, who has been president and chief executive officer of Travelers Express Company, Inc., since 1996, said both Travelers Express and its MoneyGram Payment Systems, Inc., businesses will operate as subsidiaries of MGI.

         The company's history dates to 1940 when Travelers Express was started as a small money order company in Minneapolis. Over the next 60 years, the company expanded into other areas of payment services

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MoneyGram Spin-off -- page 2



including official check processing and bill payment services. In 1998, the company entered the person-to-person money transfer industry with the acquisition of MoneyGram Payment Systems, a leading provider of money transfers around the world. Today, as MGI, the company is still based in Minneapolis but global in scope with an agent network of 68,000 agents reaching into more than 160 countries.

         Shares of MoneyGram common stock were distributed, effective 11:59 p.m., New York City time, on June 30, 2004, to holders of Viad common stock. One share of MoneyGram common stock was distributed for each share of Viad common stock held as of the close of business on June 24, 2004. The distribution is intended to be tax-free to Viad and its stockholders for U.S. federal income tax purposes, and Viad has received a ruling from the U.S. Internal Revenue Service to that effect.

         For more information or to locate a MoneyGram agent, visit www.moneygram.com.


Forward Looking Statements

As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" MoneyGram International cautions that, in addition to historical information contained herein, this presentation includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, availability of borrowings, consumer demand, new business, product development, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, tax rates, investment yield impairment, and market risk. Actual results could differ materially from those projected in the forward-looking statements. MoneyGram International's businesses can be affected by a host of risks and uncertainties including, among other things, gains and losses of customers, consumer demand patterns, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which MoneyGram International competes. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements.

SOURCE: MoneyGram International, Inc.

Patricia Phillips
pphillips@moneygram.com